Exhibit 99.1

Delek US Holdings Reports Second Quarter 2026 Results

•Delek US reported a second quarter net income of $169.5 million or $2.71 per share, adjusted net income of $343.9 million or $5.48 per share and adjusted EBITDA of $638.7 million
◦Excluding the impacts of the RVO adjustment, adjusted EPS was $3.64 per share and adjusted EBITDA was $490.1 million
•Delek’s high distillate yield, access to advantaged crudes, improving BSR performance and limited turnaround activity positions it well in the current margin environment
•Delek Logistics ("DKL") had its best quarter reporting adjusted EBITDA of $143.5 million. It is well positioned to meet its annual EBITDA guidance of $520-560 million
•EOP is progressing well paving the way for further improvements in the plan to sustain and scale EOP's momentum
•Successfully refinanced portions of our capital structure, extending debt maturities while reducing interest expense
•Purchased $20.0 million in DK common stock during the quarter
•Paid $15.6 million of dividends and announced regular quarterly dividend of $0.255 per share

BRENTWOOD, Tenn.-- August 5, 2026 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its second quarter ended June 30, 2026.
“Our second quarter results demonstrate the tangible progress we are making in strengthening Delek’s free cash flow profile” said Avigal Soreq, President and Chief Executive Officer of Delek US. “Following the successful completion of the Big Spring refinery turnaround in the first quarter, Big Spring ran well during the second quarter and is continuing this trend as we move through the third quarter. We have no more planned turnarounds for the remainder of the year. With our full system online, we are well positioned to capture the benefits of a more constructive margin environment, supported by our peer-leading distillate yield, enhanced reliability, and the ongoing improvements from our Enterprise Optimization Plan. As we enter the second half of the year, we remain focused on disciplined execution, operational reliability, and advance the initiatives we believe can unlock meaningful value for our shareholders."
“Delek Logistics Partners remains a key source of value creation, supported by its integrated three-stream service model, growing third-party cash flows, and continued asset optimization. As the economic separation between DK and DKL increases, we believe both companies are better positioned to unlock their respective standalone value”.
“Looking ahead, we are encouraged by the setup for the third quarter and the remainder of 2026. We remain focused on safe and reliable operations, capturing the higher margin environment, maintaining capital discipline, and advancing incremental value creation initiatives that support our Sum of the Parts objectives,” Soreq concluded.

Delek US Results

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share data)	2026	2025	2026	2025
Net income (loss) attributable to Delek	$169.5	$(106.4)	$(31.8)	$(279.1)
Total diluted income (loss) per share	$2.71	$(1.76)	$(0.52)	$(4.55)
Adjusted net income (loss)	$343.9	$(33.1)	$348.6	$(177.5)
Adjusted net income (loss) per share	$5.48	$(0.56)	$5.73	$(2.90)
Adjusted EBITDA	$638.7	$177.9	$850.4	$211.5

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Refining Segment
The refining segment Adjusted EBITDA was $566.2 million in the second quarter 2026 compared with $114.8 million in the same quarter last year, which reflects an increase in refining margin driven by increased crack spreads. During the second quarter 2026, Delek US's benchmark crack spreads were up an average of 136.0% from prior-year levels. Adjusted EBITDA was also impacted by inventory adjustments of $(157.3) million and $41.9 million for second quarter 2026 and 2025, respectively.
Logistics Segment
The logistics segment Adjusted EBITDA in the second quarter 2026 was $143.5 million compared with $127.4 million in the prior-year quarter. The increase over last year's second quarter reflects higher margins in the wholesale business and increased interest income related to sales-type leases.
Shareholder Distributions
On July 23, 2026, the Board of Directors approved the regular quarterly dividend of $0.255 per share that will be paid on August 10, 2026 to shareholders of record on August 3, 2026.
Liquidity
As of June 30, 2026, Delek US had a cash balance of $628.6 million and total consolidated long-term debt of $3,189.7 million, resulting in net debt of $2,561.1 million. As of June 30, 2026, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $13.7 million of cash and $2,372.7 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $614.9 million in cash and $817.0 million of long-term debt, or a $202.1 million net debt position.
Second Quarter 2026 Results | Conference Call Information
Delek US will hold a conference call to discuss its second quarter 2026 results on Wednesday, August 5, 2026 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) second quarter 2026 earnings conference call that will be held on Wednesday, August 5, 2026 at 11:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, and renewable fuels. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.
The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 63.0% (including the general partner interest) of Delek Logistics Partners, LP at June 30, 2026.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding anticipated performance and financial position; cost reductions; throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; growth; scheduled turnaround activity; projected capital expenditures and investments into our business; liquidity and EBITDA impacts from strategic and intercompany transactions; the performance of our midstream growth initiatives, and the flexibility, benefits and expected returns therefrom; and projected benefits of Delek Logistics' acquisition of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity Water Midstream businesses.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: political or regulatory developments, including tariffs, taxes and changes in governmental policies relating to crude oil, natural gas, refined products or renewables; uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with

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respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding actions by OPEC and non-OPEC oil producing countries impacting crude oil production and pricing; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering, Permian Gathering, H2O Midstream or Gravity businesses following their acquisition; Delek US' ability to realize cost reductions; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; risks and uncertainties with respect to the possible benefits of the H2O Midstream and Gravity transactions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging and/or legislation changing renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Midland Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek adjusted to add back interest expense, income tax expense, depreciation, amortization and proportional interest, taxes, depreciation and amortization of equity method investments;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit), unrealized hedging (gain) loss and intercompany lease impacts;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and Adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$628.6	$625.8
Accounts receivable, net	866.3	648.7
Inventories, net of inventory valuation reserves	999.3	726.0
Other current assets	108.7	67.5
Total current assets	2,602.9	2,068.0
Property, plant and equipment:
Property, plant and equipment	5,909.4	5,586.9
Less: accumulated depreciation	(2,476.6)	(2,314.4)
Property, plant and equipment, net	3,432.8	3,272.5
Operating lease right-of-use assets	66.2	71.4
Goodwill	475.3	475.3
Other intangibles, net	400.4	405.7
Equity method investments	430.9	427.7
Other non-current assets	142.9	127.1
Total assets	$7,551.4	$6,847.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,853.0	$1,633.8
Current portion of long-term debt	8.5	9.5
Current portion of operating lease liabilities	27.2	27.2
Accrued expenses and other current liabilities	1,522.6	858.9
Total current liabilities	3,411.3	2,529.4
Non-current liabilities:
Long-term debt, net of current portion	3,181.2	3,223.6
Obligation under Inventory Intermediation Agreement	95.2	119.5
Environmental liabilities, net of current portion	30.7	31.1
Asset retirement obligations	36.3	34.0
Deferred tax liabilities	152.3	217.9
Operating lease liabilities, net of current portion	38.3	46.1
Other non-current liabilities	183.4	98.8
Total non-current liabilities	3,717.4	3,771.0
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 78,774,745 shares and 77,357,447 shares issued at June 30, 2026, and December 31, 2025, respectively	0.8	0.8
Additional paid-in capital	1,267.6	1,290.9
Accumulated other comprehensive loss	—	—
Treasury stock, 17,575,527 shares, at cost, at June 30, 2026, and December 31, 2025, respectively	(694.1)	(694.1)
Retained earnings (deficit)	(387.8)	(311.1)
Non-controlling interests in subsidiaries	236.2	260.8
Total stockholders’ equity	422.7	547.3
Total liabilities and stockholders’ equity	$7,551.4	$6,847.7

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
($ in millions, except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues	$4,087.0	$2,764.6	$6,740.1	$5,406.5
Cost of sales:
Cost of materials and other	3,390.6	2,415.0	5,856.4	4,814.5
Operating expenses (excluding depreciation and amortization presented below)	220.1	209.8	440.0	420.9
Depreciation and amortization	111.2	87.6	208.8	182.6
Total cost of sales	3,721.9	2,712.4	6,505.2	5,418.0
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	2.9	2.2	4.5	3.5
General and administrative expenses	56.7	76.6	100.7	138.1
Depreciation and amortization	4.5	6.5	10.2	12.8
Other operating expense (income), net	(1.4)	0.4	(3.6)	(6.6)
Total operating costs and expenses	3,784.6	2,798.1	6,617.0	5,565.8
Operating income (loss)	302.4	(33.5)	123.1	(159.3)
Interest expense, net	100.1	85.9	184.6	170.0
Income from equity method investments	(19.7)	(22.2)	(34.3)	(35.5)
Other expense (income), net	0.1	6.2	(0.2)	4.6
Total non-operating expense, net	80.5	69.9	150.1	139.1
Income (loss) from continuing operations before income tax expense (benefit)	221.9	(103.4)	(27.0)	(298.4)
Income tax expense (benefit)	41.8	(14.1)	(16.4)	(50.9)
Income (loss) from continuing operations, net of tax	180.1	(89.3)	(10.6)	(247.5)
Discontinued operations:
Income (loss) from discontinued operations	—	(1.0)	(0.3)	(1.4)
Income tax expense (benefit)	—	(0.2)	(0.1)	(0.3)
Income (loss) from discontinued operations, net of tax	—	(0.8)	(0.2)	(1.1)
Net income (loss)	180.1	(90.1)	(10.8)	(248.6)
Net income attributed to non-controlling interests	10.6	16.3	21.0	30.5
Net income (loss) attributable to Delek	$169.5	$(106.4)	$(31.8)	$(279.1)
Basic income (loss) per share:
Income (loss) from continuing operations	$2.76	$(1.75)	$(0.52)	$(4.53)
Income (loss) from discontinued operations	—	(0.01)	$—	$(0.02)
Total basic income (loss) per share	$2.76	$(1.76)	$(0.52)	$(4.55)

Diluted income (loss) per share:
Income (loss) from continuing operations	$2.71	$(1.75)	$(0.52)	$(4.53)
Income (loss) from discontinued operations	—	(0.01)	$—	$(0.02)
Total diluted income (loss) per share	$2.71	$(1.76)	$(0.52)	$(4.55)
Weighted average common shares outstanding:
Basic	61,315,020	60,506,943	60,788,126	61,306,915
Diluted	62,486,336	60,506,943	60,788,126	61,306,915

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Delek US Holdings, Inc.
Condensed Consolidated Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Cash provided by (used in) operating activities - continuing operations	$262.9	$52.2	$724.2	$(9.9)
Cash provided by (used in) operating activities - discontinued operations	—	(0.8)	(0.2)	(1.1)
Net cash provided by (used in) operating activities	262.9	51.4	724.0	(11.0)
Cash flows from investing activities:
Net cash used in investing activities	(176.2)	(163.0)	(366.5)	(477.6)
Cash flows from financing activities:
Net cash provided by (used in) financing activities	(82.2)	103.3	(354.7)	368.5
Net decrease in cash and cash equivalents	4.5	(8.3)	2.8	(120.1)
Cash and cash equivalents at the beginning of the period	624.1	623.8	625.8	735.6
Cash and cash equivalents at the end of the period	628.6	615.5	628.6	615.5

Working Capital Impacts Included in Cash Flows from Operating Activities from Continuing Operations
($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Favorable (unfavorable) cash flow working capital changes (1)	$(137.9)	$51.3	$463.0	$76.9

(1) Includes obligations under the inventory intermediation agreement.

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Significant Transactions During the Quarter Impacting Results:
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the second quarter 2026, we recorded restructuring costs totaling $10.9 million ($8.4 million after-tax) associated with our business transformation. Restructuring costs of $6.4 million are recorded in general and administrative expenses and $4.5 million are included in operating expenses in our condensed consolidated statements of income.
General and Administrative Expenses
Excluding transaction costs and restructuring costs, general and administrative expenses were $50.2 million for the three months ended June 30, 2026.
Transactions with Delek Logistics
In January 2026, we entered into asset purchase agreements with Delek Logistics, pursuant to which we agreed to acquire a Tyler refinery tank for total consideration of $19.0 million and El Dorado tank and terminal assets for total consideration of $66.0 million. The Tyler Tank Purchase closed on April 1, 2026 with consideration paid through transfer of Delek Logistics common units, based on a 30-day volume weighted average unit price. The El Dorado Terminal Purchase is expected to close on October 1, 2027, subject to the satisfaction of customary closing conditions.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a first-in, first-out basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
Intercompany Leases
As a result of amendments to intercompany lease agreements in August 2024, we had to reassess lease classification for the agreements that contain leases under Accounting Standards Codification 842. As a result of these lease assessments, certain of these agreements met the criteria to be accounted for as sales-type leases for Delek Logistics and finance leases for the Refining segment. Therefore, portions of the minimum volume commitments under these agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues in the Logistics segment. Similarly, these minimum volume commitments were previously recorded as costs of sales for the Refining segment, as the underlying lease was reclassified from an operating lease to a finance lease, and these payments are now recorded as interest expense and reductions in the lease liability. These accounting changes have no impact to the Delek US consolidated results as these amounts eliminate in consolidation.
Delek Term Credit Facility
On May 15, 2026, Delek entered into an amendment (“Amendment No. 1”) to the Delek Term Loan Credit Facility. Proceeds and cash on hand were used to refinance the Company’s existing term loan facility. As a result of the refinancing effected pursuant to Amendment No. 1, outstanding term loans of the Company were reduced to an aggregate principal amount of $850.0 million. Amendment No. 1, among other modifications, (i) extended the maturity of the Delek Term Credit Facility to May 15, 2032 and (ii) reduces the rate of interest on borrowings, at the Company’s election, to either term SOFR plus 300 basis points or base rate plus 200 basis points. The amendment also allows for up to 750.0 million in incremental loans subject to certain restrictions.
Revolving Credit Facilities
On April 9, 2026, the Company entered into Amendment No. 4 to Third Amended and Restated Credit Agreement. Amendment No. 4, among other modifications, (i) increases the revolving loan commitments from $1,100.0 million to $1,250.0 million, (ii) extends the maturity date of the Delek Revolving Credit Facility from October 26, 2027 to April 9, 2031, (iii) reduces the interest rate margins applicable to the Delek Revolving Credit Facility by 0.25% and (iv) amends certain thresholds for obligations under the Existing ABL Credit Agreement.

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Delek Logistics 2034 Notes
On May 14, 2026, Delek Logistics and its wholly owned subsidiary Delek Logistics Finance Corp. (“Finance Corp.” and together with Delek Logistics, the “Co-issuers”), sold $800.0 million in aggregate principal amount of the Co-issuers 6.875% Senior Notes due 2034 (the “Delek Logistics 2034 Notes”). Net proceeds were used to redeem the Delek Logistics 2028 Notes including accrued interest and a portion of the Delek Logistics 2029 Notes including accrued interest.

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Reconciliation of Net Income (Loss) Attributable to Delek US to Adjusted Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2026	2025	2026	2025

Reported net income (loss) attributable to Delek US	$169.5	$(106.4)	$(31.8)	$(279.1)
Adjusting items (1)
Inventory and other LCM valuation (benefit) loss	4.5	(0.1)	(4.2)	0.1
Tax effect	(1.1)	—	0.9	—
Inventory and other LCM valuation (benefit) loss, net	3.4	(0.1)	(3.3)	0.1
Other inventory impact	(157.3)	41.9	(174.9)	68.1
Tax effect	35.4	(9.4)	39.4	(15.3)
Other inventory impact, net (2)	(121.9)	32.5	(135.5)	52.8
Loss on extinguishment of debt and other non-cash interest	31.0	—	31.0	—
Tax effect	(7.0)	—	(7.0)	—
Loss on extinguishment of debt and other non-cash interest, net (4)	24.0	—	24.0	—
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(23.1)	6.3	0.8	4.7
Tax effect	5.2	(1.5)	(0.2)	(1.1)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	(17.9)	4.8	0.6	3.6
Transaction related expenses	0.1	3.9	2.2	7.4
Tax effect	—	(0.9)	(0.5)	(1.7)
Transaction related expenses, net	0.1	3.0	1.7	5.7
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	210.5	7.6	391.3	7.4
Tax effect	(47.3)	(1.7)	(88.0)	(1.7)
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts, net	163.2	5.9	303.3	5.7
Restructuring costs	10.9	25.5	13.6	33.9
Tax effect	(2.5)	(5.7)	(3.1)	(7.6)
Restructuring costs, net (2)	8.4	19.8	10.5	26.3
Renewable volume obligation short related to small refinery exemptions(3)	148.6	—	230.9	—
Tax effect	(33.5)	—	(52.0)	—
Renewable volume obligation short related to small refinery exemptions, net	115.1	—	178.9	—
Impairment of investments held at cost and other assets	—	8.6	—	8.6
Tax effect	—	(1.9)	—	(1.9)
Impairment of investments held at cost and other assets, net	—	6.7	—	6.7
DPG inventory adjustment	—	0.9	0.3	0.9
Tax effect	—	(0.2)	(0.1)	(0.2)
DPG inventory adjustment, net	—	0.7	0.2	0.7
Total Adjusting items (1)	174.4	73.3	380.4	101.6
Adjusted net income (loss)	$343.9	$(33.1)	$348.6	$(177.5)
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

10 |

(4) Starting with the quarter ended June 30, 2026, we have updated our non-GAAP financial measures to adjust for certain non-cash interest expenses, including interest related to the loss on early extinguishment of debt and amortization of deferred debt financing costs, discounts and premiums. The impact to historical non-GAAP financial measures is immaterial.

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share

	Three Months Ended June 30,		Six Months Ended June 30,
$ per share (unaudited)	2026	2025	2026	2025

Reported diluted net income (loss) per share	$2.71	$(1.76)	$(0.52)	$(4.55)
Adjusting items, after tax (per share) (1) (2)
Net inventory and other LCM valuation (benefit) loss	0.05	—	(0.05)	—
Other inventory impact (3)	(1.95)	0.54	(2.23)	0.86
Loss on extinguishment of debt and other non-cash interest (5)	0.38	—	0.39	—
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(0.29)	0.08	0.01	0.06
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	2.61	0.09	4.99	0.09
Transaction related expenses	—	0.05	0.03	0.09
Restructuring costs (3)	0.13	0.32	0.17	0.43
Renewable volume obligation short related to small refinery exemptions (4)	1.84	—	2.94	—
Impairment of investments held at cost and other assets	—	0.11	—	0.11
DPG inventory adjustment, net	—	0.01	—	0.01
Total Adjusting items (1)	2.77	1.20	6.25	1.65
Adjusted net income (loss) per share	$5.48	$(0.56)	$5.73	$(2.90)
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.
(5) Starting with the quarter ended June 30, 2026, we have updated our non-GAAP financial measures to adjust for certain non-cash interest expenses, including interest related to the loss on early extinguishment of debt and amortization of deferred debt financing costs, discounts and premiums. The impact to historical non-GAAP financial measures is immaterial.

11 |

Reconciliation of Net Income (Loss) attributable to Delek US to Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2026	2025	2026	2025
Reported net income (loss) attributable to Delek US	$169.5	$(106.4)	$(31.8)	$(279.1)
Add:
Interest expense, net	100.1	85.9	184.6	170.0
Income tax expense (benefit)	41.8	(14.3)	(16.5)	(51.2)
Depreciation and amortization	115.7	94.1	219.0	195.4
Proportional interest, taxes, depreciation and amortization from equity-method investments	6.8	7.7	14.1	14.8
EBITDA attributable to Delek US	433.9	67.0	369.4	49.9
Adjusting items
Net inventory and other LCM valuation (benefit) loss	4.5	(0.1)	(4.2)	0.1
Other inventory impact (1)	(157.3)	41.9	(174.9)	68.1
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(23.1)	6.3	0.8	4.7
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	210.5	7.6	391.3	7.4
Transaction related expenses	0.1	3.9	2.2	7.4
Restructuring costs (1)	10.9	25.5	13.6	33.9
Renewable volume obligation short related to small refinery exemptions(2)	148.6	—	230.9	—
Impairment of investments held at cost and other assets	—	8.6	—	8.6
DPG inventory adjustment	—	0.9	0.3	0.9
Net income attributable to non-controlling interest	10.6	16.3	21.0	30.5
Total Adjusting items	204.8	110.9	481.0	161.6
Adjusted EBITDA	$638.7	$177.9	$850.4	$211.5
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

12 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Three Months Ended June 30, 2026
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$556.0	$120.0	$676.0	$(242.1)	$433.9
Adjusting items
Net inventory and other LCM valuation (benefit) loss	4.5	—	4.5	—	4.5
Other inventory impact (1)	(157.3)	—	(157.3)	—	(157.3)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(22.4)	(0.7)	(23.1)	—	(23.1)
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	59.3	—	59.3	151.2	210.5
Transaction related expenses	—	0.1	0.1	—	0.1
Restructuring costs (1)	—	—	—	10.9	10.9
Renewable volume obligation short related to small refinery exemptions (2)	148.6	—	148.6	—	148.6
DPG inventory adjustment	—	—	—	—	—
Intercompany lease impacts (1)	(22.5)	24.1	1.6	(1.6)	—
Net income attributable to non-controlling interest	—	—	—	10.6	10.6
Total Adjusting items	10.2	23.5	33.7	171.1	204.8
Adjusted Segment EBITDA	$566.2	$143.5	$709.7	$(71.0)	$638.7

	Three Months Ended June 30, 2025
$ in millions (unaudited)	Refining (3)	Logistics	Segment Total	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$96.3	$96.6	$192.9	$(125.9)	$67.0
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(0.1)	—	(0.1)	—	(0.1)
Other inventory impact (1)	41.9	—	41.9	—	41.9
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	6.3	—	6.3	—	6.3
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	—	—	—	7.6	7.6
Transaction related expenses	—	2.5	2.5	1.4	3.9
Restructuring costs	—	—	—	25.5	25.5
Impairment of investments held at cost	—	—	—	8.6	8.6
DPG inventory adjustment	—	0.9	0.9	—	0.9
Intercompany lease impacts (1)	(29.6)	27.4	(2.2)	2.2	—
Net income attributable to non-controlling interest	—	—	—	16.3	16.3
Total Adjusting items	18.5	30.8	49.3	61.6	110.9
Adjusted Segment EBITDA	$114.8	$127.4	$242.2	$(64.3)	$177.9

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Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Six Months Ended June 30, 2026
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$635.2	$214.9	$850.1	$(480.7)	$369.4
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(4.2)	—	(4.2)	—	(4.2)
Other inventory impact (1)	(174.9)	—	(174.9)	—	(174.9)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.9	(0.1)	0.8	—	0.8
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	81.6	—	81.6	309.7	391.3
Restructuring costs (1)	—	—	—	13.6	13.6
Transaction related expenses	—	1.3	1.3	0.9	2.2
Renewable volume obligation short related to small refinery exemptions (2)	230.9	—	230.9	—	230.9
DPG inventory adjustment	—	0.3	0.3	—	0.3
Intercompany lease impacts (1)	(48.0)	59.5	11.5	(11.5)	—
Net income attributable to non-controlling interest	—	—	—	21.0	21.0
Total Adjusting items	86.3	61.0	147.3	333.7	481.0
Adjusted Segment EBITDA	$721.5	$275.9	$997.4	$(147.0)	$850.4

	Six Months Ended June 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$80.5	$188.8	$269.3	$(219.4)	$49.9
Adjusting items
Net inventory and other LCM valuation (benefit) loss	0.1	—	0.1	—	0.1
Other inventory impact (1)	68.1	—	68.1	—	68.1
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	4.7	—	4.7	—	4.7
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	(5.5)	—	(5.5)	12.9	7.4
Restructuring costs	0.3	—	0.3	33.6	33.9
Transaction related expenses	—	5.8	5.8	1.6	7.4
Impairment of investments held at cost	—	—	—	8.6	8.6
DPG inventory adjustment	—	0.9	0.9	—	0.9
Intercompany lease impacts (1)	(60.4)	59.4	(1.0)	1.0	—
Net income attributable to non-controlling interest	—	—	—	30.5	30.5
Total Adjusting items	7.3	66.1	73.4	88.2	161.6
Adjusted Segment EBITDA	$87.8	$254.9	$342.7	$(131.2)	$211.5
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

14 |

Refining Segment Selected Financial Information	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	91	91	181	181
Total sales volume - refined product (average barrels per day ("bpd")) (1)	313,791	315,259	294,192	305,132
Total production (average bpd)	312,410	311,298	285,192	298,505

Crude oil	302,530	304,831	270,611	288,597
Other feedstocks	13,025	11,494	17,336	14,241
Total throughput (average bpd)	315,555	316,325	287,947	302,838

Total refining production margin per bbl total throughput	$19.84	$8.03	$16.37	$6.95
Total refining operating expenses per bbl total throughput	$5.32	$5.17	$5.70	$5.57

Total refining production margin ($ in millions)	$569.6	$231.1	$853.4	$380.8
Supply, marketing and other ($ millions) (2)	(0.5)	25.7	(61.8)	1.9
Total adjusted refining margin ($ in millions)	$569.1	$256.8	$791.6	$382.7

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	74.0%	77.5%	76.9%	72.2%
Gulf Coast Sweet crude	8.4%	6.5%	6.7%	7.5%
Local Arkansas crude oil	3.4%	3.3%	3.5%	3.5%
Other	14.2%	12.7%	12.9%	16.8%

Crude utilization (% based on nameplate capacity) (4)	100.2%	100.9%	89.6%	95.6%

Tyler, TX Refinery
Days in period	91	91	181	181
Products manufactured (average bpd):
Gasoline	37,565	36,369	37,760	35,297
Diesel/Jet	34,378	33,370	32,318	31,901
Petrochemicals, LPG, NGLs	2,091	2,044	1,954	1,953
Other	2,226	662	1,131	1,031
Total production	76,260	72,445	73,163	70,182
Throughput (average bpd):
Crude oil	75,525	73,249	71,801	70,868
Other feedstocks	2,362	1,177	2,985	974
Total throughput	77,887	74,426	74,786	71,842

Tyler refining production margin ($ in millions)	$165.1	$67.4	$270.1	$116.1
Per barrel of throughput:
Tyler refining production margin	$23.30	$9.95	$19.95	$8.93
Operating expenses	$4.86	$4.58	$5.23	$5.11
Crude Slate: (% based on amount received in period)
WTI crude oil	77.7%	74.1%	78.6%	73.9%
East Texas crude oil	22.0%	22.8%	20.4%	23.9%
Other	0.3%	3.1%	1.0%	2.2%

Capture rate (3)	50.4%	49.3%	50.7%	48.0%
El Dorado, AR Refinery
Days in period	91	91	181	181
Products manufactured (average bpd):
Gasoline	41,851	38,263	39,704	37,809
Diesel/Jet	33,105	30,987	29,599	29,472
Petrochemicals, LPG, NGLs	1,247	1,018	1,276	980
Asphalt	6,333	7,871	5,850	7,360
Other	737	1,266	1,127	1,417
Total production	83,273	79,405	77,556	77,038
Throughput (average bpd):
Crude oil	82,910	78,592	76,445	75,275
Other feedstocks	1,596	2,829	2,261	3,331
Total throughput	84,506	81,421	78,706	78,606

15 |

Refining Segment Selected Financial Information (continued)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
El Dorado refining production margin ($ in millions)	$126.1	$38.6	$187.9	$64.7
Per barrel of throughput:
El Dorado refining production margin	$16.40	$5.21	$13.19	$4.55
Operating expenses	$4.74	$4.38	$5.17	$4.75
Crude Slate: (% based on amount received in period)
WTI crude oil	86.8%	83.1%	86.2%	76.3%
Local Arkansas crude oil	12.3%	12.9%	12.6%	13.6%
Other	0.9%	4.0%	1.2%	10.1%

Capture rate (3)	35.4%	25.8%	33.5%	24.5%
Big Spring, TX Refinery
Days in period	91	91	181	181
Products manufactured (average bpd):
Gasoline	33,373	35,506	24,592	32,469
Diesel/Jet	26,651	27,884	18,602	23,478
Petrochemicals, LPG, NGLs	2,919	4,901	2,040	4,027
Asphalt	2,720	2,009	1,976	2,274
Other	3,552	4,003	2,682	3,941
Total production	69,215	74,303	49,892	66,189
Throughput (average bpd):
Crude oil	68,924	71,449	48,932	62,435
Other feedstocks	1,213	4,210	1,513	5,147
Total throughput	70,137	75,659	50,445	67,582

Big Spring refining production margin ($ in millions)	$130.7	$66.5	$152.2	$92.4
Per barrel of throughput:
Big Spring refining production margin	$20.47	$9.65	$16.67	$7.56
Operating expenses	$6.43	$6.67	$7.57	$7.41
Crude Slate: (% based on amount received in period)
WTI crude oil	67.7%	77.8%	69.1%	71.3%
WTS crude oil	32.3%	22.2%	30.9%	28.7%

Capture rate (3)	46.0%	48.7%	44.3%	42.1%
Krotz Springs, LA Refinery
Days in period	91	91	181	181
Products manufactured (average bpd):
Gasoline	43,188	40,983	44,941	42,067
Diesel/Jet	31,744	32,908	31,351	32,616
Heavy oils	1,977	4,596	1,773	3,917
Petrochemicals, LPG, NGLs	6,754	6,660	6,512	6,496
Other	—	—	—	—
Total production	83,663	85,147	84,577	85,096
Throughput (average bpd):
Crude oil	75,171	81,541	73,433	80,019
Other feedstocks	7,854	3,278	10,576	4,789
Total throughput	83,025	84,819	84,009	84,808

Krotz Springs refining production margin ($ in millions)	$147.7	$58.6	$243.2	$107.5
Per barrel of throughput:
Krotz Springs refining production margin	$19.55	$7.59	$15.99	$7.00
Operating expenses	$5.39	$5.13	$5.48	$5.24
Crude Slate: (% based on amount received in period)
WTI Crude	62.2%	74.8%	70.6%	67.6%
Gulf Coast Sweet Crude	33.3%	25.2%	24.9%	27.7%
Other	4.5%	—%	4.5%	4.7%

Capture rate (3)	51.0%	51.5%	48.5%	51.9%
(1)     Includes sales to other segments which are eliminated in consolidation.

16 |

(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory, the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations and our 50% interest in a joint venture that owns asphalt terminals. Formerly known as Trading & Supply.
(3)    Defined as refining production margin divided by the respective crack spread. See page 19 for crack spread information.
(4) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	74,197	71,220	68,068	66,580
Refined products pipelines	52,059	53,597	48,379	54,797
SALA Gathering System	9,737	9,983	9,485	10,151
East Texas Crude Logistics System	34,259	33,101	30,791	30,027
Midland Gathering Assets	209,957	207,183	214,057	209,059
Plains Connection System	176,680	158,881	194,421	169,004
Delaware Gathering Assets:
Natural gas gathering and processing (Mcfd) (1)	80,715	60,940	72,355	60,378
Crude oil gathering (average bpd)	157,156	137,167	143,380	129,737
Water disposal and recycling (average bpd)	105,396	116,504	108,269	122,468
Midland Water Gathering System: (2)
Water disposal and recycling (average bpd) (2)(3)	701,435	600,891	679,223	613,817

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	—	67,516	—	67,695
West Texas wholesale marketing throughputs (average bpd)	4,191	10,757	7,960	10,791
West Texas wholesale marketing margin per barrel	$2.88	$4.12	$3.65	$2.88
Terminalling throughputs (average bpd) (5)	159,363	150,971	147,619	144,030

(1) Mcfd - average thousand cubic feet per day.
(2) Consists of volumes of H2O Midstream and Gravity. Includes freshwater sales of 119,653 bpd and 119,383 bpd for the three and six months ended June 30, 2026, respectively, and 14,765 bpd and 13,697 bpd for the three and six months ended June 30, 2025, respectively.
(3) Gravity volumes in 2025 are from January 2, 2025 through June 30, 2025.
(4) Excludes jet fuel and petroleum coke.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

17 |

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended June 30, 2026
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$3,907.1	$179.9	$4,087.0	$—	$4,087.0
Inter-segment fees and revenues	148.9	204.8	353.7	(353.7)	—
Total revenues	$4,056.0	$384.7	$4,440.7	$(353.7)	$4,087.0
Cost of sales	3,581.2	322.1	3,903.3	(181.4)	3,721.9
Gross margin	$474.8	$62.6	$537.4	$(172.3)	$365.1

	Three Months Ended June 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,632.3	$132.3	$2,764.6	$—	$2,764.6
Inter-segment fees and revenues (1)	84.5	114.1	198.6	(198.6)	—
Total revenues	$2,716.8	$246.4	$2,963.2	$(198.6)	$2,764.6
Cost of sales	2,695.5	185.7	2,881.2	(168.8)	2,712.4
Gross margin	$21.3	$60.7	$82.0	$(29.8)	$52.2

	Six Months Ended June 30, 2026
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$6,429.4	$310.7	$6,740.1	$—	$6,740.1
Inter-segment fees and revenues	257.1	371.5	628.6	(628.6)	—
Total revenues	$6,686.5	$682.2	$7,368.7	$(628.6)	$6,740.1
Cost of sales	6,198.5	575.7	6,774.2	(269.0)	6,505.2
Gross margin	$488.0	$106.5	$594.5	$(359.6)	$234.9

	Six Months Ended June 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$5,150.6	$255.9	$5,406.5	$—	$5,406.5
Inter-segment fees and revenues	174.5	240.4	414.9	(414.9)	—
Total revenues	$5,325.1	$496.3	$5,821.4	$(414.9)	$5,406.5
Cost of sales	5,396.4	385.0	5,781.4	(363.4)	5,418.0
Gross margin	$(71.3)	$111.3	$40.0	$(51.5)	$(11.5)

18 |

Pricing Statistics	Three Months Ended June 30,		Six Months Ended June 30,
(average for the period presented)	2026	2025	2026	2025

WTI — Cushing crude oil (per barrel)	$92.79	$63.81	$80.64	$67.61
WTI — Midland crude oil (per barrel)	$94.69	$64.42	$81.78	$68.44
WTS — Midland crude oil (per barrel)	$92.00	$63.72	$79.23	$67.80
LLS (per barrel)	$96.34	$66.15	$83.18	$70.21
Brent (per barrel)	$96.87	$66.71	$85.37	$70.81

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$46.25	$20.19	$39.35	$18.60
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$44.55	$19.81	$37.67	$17.97
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$38.34	$14.72	$32.99	$13.47

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$3.07	$1.95	$2.62	$1.96
Gulf Coast Ultra-low sulfur diesel (per gallon)	$3.68	$2.08	$3.22	$2.19
U.S. Gulf Coast high sulfur diesel (per gallon)	$3.35	$1.85	$2.92	$1.98
Natural gas (per MMBTU)	$2.94	$3.51	$3.21	$3.69
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2026	2025	2026	2025
Gross margin	$474.8	$21.3	$488.0	$(71.3)
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	156.1	150.5	306.3	308.6
Depreciation and amortization	76.6	66.5	141.9	138.4
Refining margin	$707.5	$238.3	$936.2	$375.7
Adjusting items
Net inventory and other LCM valuation loss (benefit)	4.5	(0.1)	(4.2)	0.1
Other inventory impact (1)	(157.3)	41.9	(174.9)	68.1
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(22.4)	6.3	0.9	4.7
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	59.3	—	81.6	(5.5)
Intercompany lease impacts (1)	(22.5)	(29.6)	(48.0)	(60.4)
Total Adjusting items	(138.4)	18.5	(144.6)	7.0
Adjusted refining margin	$569.1	$256.8	$791.6	$382.7
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

Calculation of Net Debt	June 30, 2026	December 31, 2025
Long-term debt - current portion	$8.5	$9.5
Long-term debt - non-current portion	3,181.2	3,223.6
Total long-term debt	3,189.7	3,233.1
Less: Cash and cash equivalents	628.6	625.8
Net debt - consolidated	2,561.1	2,607.3
Less: DKL net debt	2,359.0	2,333.5
Net debt, excluding DKL	$202.1	$273.8

Investor/Media Relations Contacts:

investor.relations@delekus.com

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its X account (@DelekUSHoldings).

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